First Quarter 2016 Earnings Conference Call May 13, 2016 Randall C. Stuewe, Chairman and CEO John O. Muse, EVP Chief Financial Officer Exhibit 99.2

Safe Harbor Statement This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, reduced demand for animal feed, or otherwise; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Earnings Summary Revenue declines due primarily to lower finished product pricing in the Feed Segment Overall volumes continue to be strong Profitability optics continue to improve Gross Margin improvement despite major finished product declines Business model working Gross Profit and Margin 21.70% 23.18% 22.20%

Pro Forma Adjusted EBITDA - $99.3 million in Q1 vs. $103.1 million in Q4 Sequential improvement when Fuel normalized for blender’s tax credit Year over Year, benchmark protein and fat prices down 13-40%, Pro forma EBITDA down 3.8% International performance strong across all business units Rousselot performance robust globally with production efficiencies supporting strong earnings USA rendering lagging as protein prices did not improve until late in quarter and fat prices slowly escalated before jumping in late March Global raw material volumes remain strong and ahead of last year Pet Food spreads in USA recovered late in Q1 New Ravenna wet pet food plant having start up challenges, but expect Q2 improvement Weather and slow improving prices in January & February hampered USA and Canada 2016 First Quarter Overview

Adjusted EBITDA

5

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	Three Months Ended - Sequential April 2, 2016	Three Months Ended - Sequential January 2, 2016	Three Months Ended - Year over Year April 2, 2016	Three Months Ended - Year over Year April 4, 2015
Net income attributable to Darling	$ 1,079	$ 84,429	$ 1,079	$ 109
Depreciation and amortization	72,256	69,934	72,256	66,398
Interest expense	23,901	23,308	23,901	23,109
Income tax expense/(benefit)	1,863	(1,138)	1,863	2,115
Foreign currency loss	2,603	1,612	2,603	2,460
Other expense, net	1,305	6,135	1,305	509
Equity in net (income)/loss of unconsolidated subsidiaries	(5,643)	(83,073)	(5,643)	1,808
Net income attributable to noncontrolling interests	1,584	1,446	1,584	1,715
Adjusted EBITDA	$ 98,948	$ 102,653	$ 98,948	$ 98,223
Acquisition and integration-related expenses	331	492	331	5,319
Pro forma Adjusted EBITDA (Non-GAAP)	$ 99,279	$ 103,145	$ 99,279	$ 103,542
Foreign currency exchange impact	$ (435)		$ 2,260	
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) (1)	$ 98,844	$ 103,145	$ 101,539	$ 103,542
DGD Joint Venture Adjusted EBITDA (Darling's Share) (2)	$ 9,629	$ 86,548	$ 9,629	$ 2,346

(1) Foreign currency exchange rates held constant for comparable quarters (euro/USD 1.126245 rate April 4, 2015 quarter; euro/USD 1.09344 rate January 2, 2016 three months).
(2) Darling's Pro forma Adjusted EBITDA (Non-GAAP) in the above table does not include the DGD Joint Venture Adjusted EBITDA (Darling's share) if we had consolidated the DGD Joint Venture.

DARLING INGREDIENTS

Continuing focus on margin management Cost efficiencies; organic growth; LCFS margin opportunities Target debt reduction of $150 million in 2016: year-end target total debt leverage ratio below 4.00 Total debt increased in Q1 because the 4.75% Euro bond was marked to the end of Q1 market FX rates Working Capital increased slightly over Q4, but the change in Working Capital remains a $20 million improvement year over year CAPEX target of $215 million for 2016; Q1 CAPEX spend at $53.4 million On schedule with two new U.S. rendering plants: on line late Q3 SG&A targeted at $83 million/quarter run rate: Q1 at $81.5 million Repurchased $5.0 million of common stock @ $8.89 during Q1 Long-Term Strategy - “Delever and Grow”

Cash Flow Statement Cash Flow Statement Three Months Ended (US$ in thousands) April 2, 2016 Adjusted EBIDTA $ 98,948 Uses: Cap-Ex (53,375) Acquisitions (8,511) Proceeds from Stock Issuance 45 Stock Repurchase (5,000) Borrowings, net of repayments 4,553 Deferred Loan Costs 0 Cash Interest (10-Q) (20,597) Cash Taxes (10-Q) (5,114) Accounts Receivable 7,118 Income Tax 400 Inventory and Prepaid (21,206) Accounts Payable and Accrued Expenses 3,336 Decrease in Cash 9,558 Distribution of Earnings from Unconsolidated Subsidiaries 0 NonControlling Interest, net (1,584) Other (8,571) Adjusted EBITDA $ (98,948)

Balance Sheet Highlights and Debt Summary Debt Summary Balance Sheet Highlights Leverage Ratios Net Debt on Balance Sheet Total Debt now adjusted to reflect deferred loan cost amortization. Total Debt includes 4.75% euro Bond and Canadian debt which is FX adjusted quarterly. (US$, in thousands) April 2, 2016 Cash (includes restricted cash of $321) $,147,647 Accounts receivable ,376,346 Total Inventories ,372,616 Net working capital ,960,283 Net property, plant and equipment 1,535,521 Total assets $4,871,816 Total debt $1,970,984 Shareholders' equity $2,030,811 Leverage Ratios April 2, 2016 Actual Credit Agreement Total Debt to EBITDA: 4.41 5.5 Secured Debt to EBITDA: 1.96 4 Cash Debt Paid Down (US$, in thousands) April 2, 2016 Fourth Quarter 2015 Year-to-Date Net Debt on Balance Sheet (US$, in thousands) Fiscal 2015 1Q 2016 Total Debt (1)(2) $1,931,017 $1,970,984 Available Cash $-,156,884 $-,147,326 Year End Net Debt Balance $1,774,133 $1,823,658 Net Debt Increase 1Q 2016: $49,525 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% Euro Bond and Canadian debt which is FX adjusted quarterly. Debt Summary (US$, in thousands) April 2, 2016 Amended Credit Agreement Revolving Credit Facility $21,968 Term Loan A ,276,173 Term Loan B ,580,592 5.375% Senior Notes due 2022 ,491,364 4.750% Euro Senior Notes due 2022 ,577,233 Other Notes and Obligations 23,654 Total Debt: $1,970,984 Leverage Ratios April 2, 2016 Actual Credit Agreement Total Debt to EBITDA: 4.41 5.5 Secured Debt to EBITDA: 1.96 4 Cash Debt Paid Down (US$, in thousands) April 2, 2016 Fourth Quarter 2015 Year-to-Date Net Debt on Balance Sheet (US$, in thousands) Fiscal 2015 1Q 2016 Total Debt (1)(2) $1,931,017 $1,970,984 Available Cash $-,156,884 $-,147,326 Year End Net Debt Balance $1,774,133 $1,823,658 Net Debt Increase 1Q 2016: $49,525 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% Euro Bond and Canadian debt which is FX adjusted quarterly.

Feed Segment Operational Overview – Q1 2016 EBITDA Margin Feed Protein meal values dipped to decade lows before rebounding in March. Fat prices gyrated upwards during quarter and moved sharply higher late in March Pet Food premiums return with strong consumer demand Global blood volumes strong, pricing steady Restaurant Services seeing volume growth and non formula pricing will sharply benefit coming quarters Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4 2015 to Q1 2016 (millions) $54.4 $(2.8) $(16.7) $19.9 $58.3 $58.4 $3.6 $(0.1) Adjusted EBITDA margins for normalized blender’s tax credit in EBITDA and Revenue US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $547.5 $529.4 $525.20000000000005 $472.2 $2,074.3000000000002 $476.2 .8% Gross Margin 123.5 124.5 116.2 96.699999999999989 460.9 103.5 7.3% Gross Margin % 0.22600000000000001 0.23517189270872688 0.22124904798172124 0.20499999999999999 0.22219543942534828 0.217 Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 0.37623762376237629 Unconsolidated Sub. Income 0.4 0.4 0.3 0.4 1.5 0.1 Segment Income 35.799999999999997 35.799999999999997 35.9 10.5 118 14 0.33333333333333331 EBITDA (1) 75.5 75.900000000000006 76.5 54.400000000000006 282.3 58.3 7.2% Raw Material Processed (million metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 4.2% (1) Does not include Unconsolidated Subsidiaries EBITDA. EBITDA/Revenue 0.13800000000000001 0.14336985266339253 0.14565879664889564 0.1152054214315968 0.13609410403509617

10

Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing

Comparison	*QTR. Over QTR.* Q4-2015	Q1-2016	%	*Year Over Year* Q1-2015	Q1-2016	%
Average Jacobsen Prices (USD)	**Avg.**	**Avg.**	**Change**	**Avg.**	**Avg.**	**Change**
Bleachable Fancy Tallow - Chicago Renderer /cwt	$21.18	$27.07	27.8%	$29.66	$27.07	-8.7%
Yellow Grease - Illinois /cwt	$17.86	$21.25	19.0%	$24.58	$21.25	-13.5%
Meat and Bone Meal - Ruminant - Illinois /ton	$249.29	$220.98	-11.4%	$385.12	$220.98	-42.6%
Poultry By-Product Meal - Feed Grade - Mid South/ton	$334.67	$249.10	-25.6%	$465.00	$249.10	-46.4%
Poultry By-Product Meal - Pet Food - Mid South/ton	$469.49	$506.31	7.8%	$655.12	$506.31	-22.7%
Feathermeal - Mid South /ton	$367.06	$277.21	-24.5%	$523.77	$277.21	-47.1%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.64	$3.55	-2.5%	$3.66	$3.55	-3.0%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$563	$632	12.3%	$656	$632	-3.7%
Soy meal - CIF Rotterdam / metric ton	$352	$328	-6.8%	$436	$328	-24.8%

Yellow Grease-UCO

- Fat prices moving up with increased bio fuel demand
- Carbon Intensity premium developing
- Excellent global feed demand

Protein pricing down over 11% from Q4 2015

- Over supply of soy meal, meat and bone meal, and poultry meals
- Export demand slow---glut developed before pricing rebounded late in quarter
- Poultry Meal Pet Food premiums recovering from Q4 2015

Average Jacobsen Prices (USD)	January	February	March	Q1 Avg.	April
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88
Average Wall Street Journal Prices (USD)	**January**	**February**	**March**	**Q1 Avg.**	**April**
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63
Average Thomson Reuters Prices (USD)	**January**	**February**	**March**	**Q1 Avg.**	**April**
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341

DARLING INGREDIENTS

US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Seq. % Change Revenue 270.2 283.4 269.2 272.1 $1,094.9 247.9 -8.9% Gross Margin 53.5 60.2 54.8 62.9 231.4 62.3 -1.0% Gross Margin % 19.8% 21.2% 20.4% 23.1% 21.1% 25.1% 8.8% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 -6.0% EBITDA 28.0 32.3 28.7 39.1 128.1 38.6 -1.3% Raw Material Processed (million metric tons) 0.27 0.28 0.26 0.26 1.07 0.27 3.1% Food Segment Note: Cost of Sales includes raw material costs, collection costs and factory costs. Operational Overview – Q1 2016 EBITDA Bridge Q4-15 to Q1-16 (millions) Rousselot delivers robust Q1 performance China performance steady South America volume and margin improvement Europe consistent USA enjoying benefits of new customer Sonac edible fats margins normalized with good demand and rising palm oil prices CTH impacted by lower sales volumes but improved margin for hog casings

Operational Overview – Q1 2016 Fuel Segment Does not include DGD EBITDA. EBITDA includes Blender’s Tax Credit throughout full year. *Excludes raw material processed at the DGD joint venture. EBITDA Margin * Fuel 21.9% 14.8% 23.3% Consistent quarter with normalized Blender’s Tax Credit within biofuels Rendac had typical quarter with good volumes Ecoson plant in Holland still curtailed until fall due to fire in Q4 Biodiesel operations operating in a breakeven environment with the RIN market just starting to move Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-15 to Q1-16 (millions) 17.6% 23.4% Segment EBITDA including DGD (3) Includes Diamond Green Diesel EBITDA (4) Segment EBITDA includes Blender’s Tax Credit throughout full year * Adjusted EBITDA Margins for normalized blender’s tax credit in Pro forma EBITDA and in Revenues US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Seq. % Change Revenue $57.0 $46.5 $59.3 $65.4 $228.2 $55.6 -15.0% Gross Margin 13.2 6.3 11.4 20.2 51.1 14.9 -26.2% Gross Margin % 23.1% 13.5% 19.2% 30.9% 22.4% 26.8% Operating Income 2.5 2.0 0.2 12.5 17.2 6.1 -51.2% DGD Income (2.2) 3.8 (12.3) 82.6 71.9 5.5 -93.3% Segment Income 0.3 5.8 (12.1) 95.1 89.1 11.7 -87.7% EBITDA (1) 9.1 8.6 7.0 19.2 43.9 13.0 -32.3% Pro forma EBITDA (2) 10.2 10.6 9.1 14.0 43.9 13.0 -7.1% Raw Material Processed * (million metric tons) 0.30 0.29 0.27 0.31 1.17 0.28 -10.1% US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $57 $46.5 $59.3 $65.399999999999977 $228.2 $55.6 -0.14984709480122294 Gross Margin 13.2 6.3 11.4 20.200000000000006 51.1 14.9 -0.26237623762376261 Gross Margin % 0.23100000000000001 0.13500000000000001 0.192 0.309 0.22392638036809817 0.26798561151079137 Operating Income 2.5 2 0.2 12.5 17.2 6.1 -0.51200000000000001 DGD Income -2.2000000000000002 3.8 -12.3 82.6 71.900000000000006 5.5 -0.93341404358353508 Segment Income 0.3 5.8 -12.1 95.1 89.1 11.7 -0.87697160883280756 EBITDA (1) 9.1 8.6 7 19.2 43.9 13 -0.32291666666666663 Pro forma EBITDA (2) 10.199999999999999 10.6 9.1 14 43.9 13 -7.1% Raw Material Processed *(million metric tons) 0.3 0.28999999999999998 0.27 0.31 1.17 0.28000000000000003 -9.7% (1) Does not include DGD EBITDA. (2) EBITDA includes Blender's Tax Credit throughout full year. * Excludes raw material processed at the DGD joint venture. US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Segment EBITDA (3) 11.399999999999999 16.5 -1.3000000000000007 105.8 132.4 22.6 -0.7863894139886578 Pro forma EBITDA (4) 29.8 40.799999999999997 23.1 38.700000000000003 132.4 22.6 -0.41602067183462532 (3) Includes DGD EBITDA. (4) Segment EBITDA includes Blender's Tax Credit throughtout full year. Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Pro forma EBITDA (2) 19.600000000000001 30.2 14 24.7 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 EBITDA/Revenue 0.16 0.18494623655913978 0.11804384485666106 0.29357798165137622 0.19237510955302367

First major turnaround successfully completed in approximately 18 days KCS Railroad declared force majeure due to flooding and caused rate curtailment of approximately 4.0 million gallons in quarter Q1 2016 EBITDA: $19.3 million entity level or $9.6 million Darling’s share Escalating fat prices with volatile heating oil and stagnant RIN’s weighed on earnings $156 million tax credit received and a partner dividend of $25 million each received April 2016 Current total debt in JV stands at $89.9 million after pay down of $54.7 million in April 2016 Major expansion announced in April increasing output from 160 million gallons annually to 275 million. Expected completion in Q4 2017. Diamond Green Diesel – (DGD) US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $57 $46.5 $59.3 $65.399999999999977 $228.2 $55.6 -0.14984709480122294 Gross Margin 13.2 6.3 11.4 20.200000000000006 51.1 14.9 -0.26237623762376261 Gross Margin % 0.23100000000000001 0.13500000000000001 0.192 0.309 0.22392638036809817 0.26798561151079137 Operating Income 2.5 2 0.2 12.5 17.2 6.1 -0.51200000000000001 DGD Income -2.2000000000000002 3.8 -12.3 82.6 71.900000000000006 5.5 -0.93341404358353508 Segment Income 0.3 5.8 -12.1 95.1 89.1 11.7 -0.87697160883280756 EBITDA (1) 9.1 8.6 7 19.2 43.9 13 -0.32291666666666663 Pro forma EBITDA (2) 10.199999999999999 10.6 9.1 14 43.9 13 -7.1% Raw Material Processed *(million metric tons) 0.3 0.28999999999999998 0.27 0.31 1.17 0.28000000000000003 -9.7% (1) Does not include DGD EBITDA. (2) EBITDA includes Blender's Tax Credit throughout full year. * Excludes raw material processed at the DGD joint venture. US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Segment EBITDA (3) 11.399999999999999 16.5 -1.3000000000000007 105.8 132.4 22.6 -0.7863894139886578 Pro forma EBITDA (4) 29.8 40.799999999999997 23.1 38.700000000000003 132.4 22.6 -0.41602067183462532 (3) Includes DGD EBITDA. (4) Segment EBITDA includes Blender's Tax Credit throughtout full year. Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Pro forma EBITDA (1) 19.600000000000001 30.2 14 24.7 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 EBITDA/Revenue 0.16 0.18494623655913978 0.11804384485666106 0.29357798165137622 0.19237510955302367

Appendix – Additional Information

Change in Net Sales - Three Months Ended (Sequential Quarter over Quarter) Change in Net Sales - 1Q 2015 over 1Q 2016 Change in Net Sales – Three Months Ended (Sequential 4Q15 over 1Q16) Feed Ingredients Segment Rendering Sales Change in Net Sales - 4Q15 to 1Q16 Fats Proteins Other TotalRendering Used Cooking Oil Bakery Other Total Net Sales Three Months Ended January 2, 2016 $117.1 $188.5 $55.8 $361.4 $35.200000000000003 $53.9 $21.7 $472.2 Changes: Increase/(Decrease) in sales volumes 4.8 -1 0.1 3.9 1.6 2.8 0 8.3000000000000007 Increase/(Decrease) in finished good prices 3.5 -15.6 0 -12.1 -2.5 -2.1 0 -16.7 Decrease due to currency exchange rates -0.1 0.1 0.3 0.3 0 0 0 0.3 Other change 0 0 10.4 10.4 0.1 -0.1 1.7 12.1 Total Change: $8.1999999999999993 $-16.5 $10.8 $2.5 $-0.8 $0.6 $1.7 $4 Net Sales Three Months Ended April 2, 2016 $125.3 $172 $66.599999999999994 $363.9 $34.4 $54.5 $23.4 $476.2 Rendering Sales Change in Net Sales -1Q15 to 1Q16 Fats Proteins Other TotalRendering Used Cooking Oil Bakery Other Total Net Sales Three Months Ended April 2, 2015 $146.69999999999999 $220 $67.7 $434.4 $36.1 $53.8 $23.2 $547.5 Changes: Increase/(Decrease) in sales volumes 4.3 10 0 14.3 1.5 1.7 0 17.5 Increase/(Decrease) in finished good prices -24.2 -55.4 0 -79.599999999999994 -3.1 -1 0 -83.7 Decrease due to currency exchange rates -1.5 -2.6 -1.1000000000000001 -5.2 -0.1 0 0 -5.3 Other change 0 0 0 0 0 0 0.2 0.2 Total Change: $-21.4 $-48 $-1.1000000000000001 $-70.5 $-1.7 $0.7 $0.2 $-71.3 Net Sales Three Months Ended April 2, 2016 $125.3 $172 $66.599999999999994 $363.9 $34.4 $54.5 $23.4 $476.2

Has impact of inventory step-up in 1st and 2nd quarter of 2014. Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014. Raw material process volumes in 2014 have been adjusted to include additional blending materials. (A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014. Feed Segment - Historical US$ and metric tons (millions) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Total 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Revenue (A) $586.1 $622.1 $607.3 $606.0 $2,421.5 $547.5 $529.4 $525.2 $472.2 $2,074.3 $476.2 Gross Margin (1) 142.5 165.4 132.5 132.5 572.9 123.5 124.5 116.2 96.7 460.9 103.5 Gross Margin % (1) 24.3% 26.6% 21.8% 21.9% 23.7% 22.6% 23.5% 22.1% 20.5% 22.2% 21.7% Operating Income (2) 37.5 74.7 46.4 33.6 192.2 35.4 35.4 35.6 10.1 116.5 13.9 Adjusted Operating Income (1) 52.4 76.2 46.4 33.6 208.6 35.4 35.4 35.6 10.1 116.5 13.9 EBITDA (2) 76.1 114.6 84.2 76.4 351.3 75.5 75.9 76.5 54.4 282.3 58.3 Adjusted EBITDA (1) 90.9 116.1 84.2 76.4 367.6 75.5 75.9 76.5 54.4 282.3 58.3 Adjusted EBITDA/Revenue 15.5% 18.7% 13.9% 12.6% 15.2% 13.8% 14.3% 14.6% 11.5% 13.6% 12.2% Raw Material Processed (3) (millions of metric tons) 1.73 1.73 1.73 1.92 7.11 1.87 1.83 1.86 1.89 7.45 1.97

Food Segment - Historical

17

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016
Revenue (A)	293.5	331.4	301.4	322.0	1,248.3	270.2	283.4	269.2	272.1	1,094.9	**247.9**
Gross Margin (1)	62.3	65.3	64.2	63.4	255.2	53.5	60.2	54.8	62.9	231.4	**62.3**
Gross Margin % (1)	21.2%	19.7%	21.3%	19.7%	20.4%	19.8%	21.2%	20.4%	23.1%	21.1%	**25.1%**
Operating Income/(Loss) (2)	(12.1)	11.3	14.0	13.7	26.9	10.8	15.5	11.6	23.3	61.2	**21.9**
Adjusted Operating Income (1)	19.8	14.7	14.0	13.7	62.2	10.8	15.5	11.6	23.3	61.2	**21.9**
EBITDA (2)	5.3	30.9	32.6	31.4	100.2	28.0	32.3	28.7	39.1	128.1	**38.6**
Adjusted EBITDA (1)	38.3	34.3	32.6	31.4	136.6	28.0	32.3	28.7	39.1	128.1	**38.6**
Adjusted EBITDA/Revenue	13.0%	10.4%	10.8%	9.7%	10.9%	10.4%	11.4%	10.7%	14.4%	11.7%	**15.6%**
Raw Material Processed (millions of metric tons)	0.25 (3)	0.27	0.26	0.28	1.06	0.27	0.28	0.26	0.26	1.07	**0.27**

(1) Has impact of inventory step-up in 1st and 2nd quarter in 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures in 2014.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.








DARLING INGREDIENTS

18

Fuel Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016
Revenue	$66.7	$77.7	$70.0	$72.2	$286.6	$57.0	$46.5	$59.3	$65.4	$228.2	**$55.6**
Gross Margin	15.3	15.9	17.8	10.0	59.0	13.2	6.3	11.4	20.2	51.1	**14.9**
Gross Margin %	21.1%	20.5%	25.4%	13.9%	20.6%	23.1%	13.5%	19.2%	30.9%	22.4%	**26.8%**
Operating Income (1)	2.3	5.2	2.8	10.9	21.2	2.5	2.0	0.2	12.5	17.2	**6.1**
Adjusted Operating Income (2)	3.5	5.2	2.8	10.9	22.4	2.5	2.0	0.2	12.5	17.2	**6.1**
EBITDA (2)	9.7	11.1	11.5	16.9	49.2	9.1	8.6	7.0	19.2	43.9	**13.0**
Adjusted EBITDA (1)	10.9	11.1	11.5	16.9	50.4	9.1	8.6	7.0	19.2	43.9	**13.0**
Pro forma Adjusted EBITDA (4)	12.2	12.3	13.0	12.8	50.4	10.2	10.6	9.1	14.0	43.9	**13.0**
Adjusted EBITDA/Revenue	16.3%	14.3%	16.4%	23.4%	17.6%	16.0%	18.5%	11.8%	29.4%	19.2%	**23.4%**
Raw Material Processed * (millions of metric tons)	0.23 (3)	0.24	0.26	0.33	1.07	0.30	0.29	0.27	0.31	1.17	**0.28**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016
EBITDA (Darling's share)	$9.1	5.9	2.9	63.7	$81.6	2.3	7.9	(8.3)	86.6	$88.5	**$9.6**
Pro forma Adjusted EBITDA (4)	$22.9	24.3	12.5	21.8	$81.6	19.6	30.2	11.7	27.0	$88.5	**$9.6**

(1) Exclusive of non-cash inventory step-up and Darling Ingredients International's 13th week in 2014.
(2) Has impact of inventory step-up in 1st quarter and Darling Ingredients Int'l 13th week in 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures 2014.
(4) Pro forma Adjusted EBIDTA includes blender's tax credit throughout full years in 2014 and 2015.

(A) Quarters 1, 2 and 3 revenues in 2014 have been adjusted for re-class between sales and cost of sales.



DARLING INGREDIENTS

The U.S. dollar has strengthened against most of the functional currencies used by the Company’s non-domestic operations. Using actual results for fiscal year 2015 and comparing the yearly average rates to the average rates for fiscal year 2016, the impact of the strengthened dollar would result in an annual decrease in net sales and EBITDA of approximately $11.6 million and approximately $2.3 million, respectively if the same amount of non-domestic operations were attained in fiscal 2015. The U.S. dollar weakened at the time of this filing. The impact is mainly affected by the increase in the Euro and CAD in comparison to the U.S. dollar. Foreign Currency Impact Assumptions: Exchange Rate: Avg. Q1 2015 Avg. Q2 2015 Avg. Q3 2015 Avg. Q4 2015 Avg. 2015 Avg. Q1 2016 Euro/USD 1.1266959999999999 1.1056060000000001 1.113029 1.0934379999999999 1.1077539999999999 1.1043529999999999 CAD/USD 0.80337800000000004 0.81308400000000003 0.763154 0.73995699999999998 0.77477499999999999 0.72872300000000001

Jacobsen, Wall Street Journal and Thomson Reuters

Historical Pricing

20

2016 Average Jacobsen Prices (USD)

2016 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93			
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40			
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17			
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10			
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81			
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88			

2016 Average Wall Street Journal Prices (USD)

2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63			

2016 Average Thomson Reuters Prices (USD)

European Benchmark Pricing 2016	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720			
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341			

2015 Average Jacobsen Prices (USD)

2015 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$29.16	$29.14	$30.53	$29.66	$28.69	$28.95	$29.91	$29.18	$29.00	$29.64	$29.62	$29.42	$22.91	$20.00	$20.00	$21.18	$27.36
Yellow Grease - Illinois / cwt	$24.54	$24.34	$24.81	$24.58	$22.36	$22.84	$24.50	$23.24	$23.80	$21.19	$19.55	$21.48	$18.02	$17.51	$18.00	$17.86	$21.79
Meat and Bone Meal - Ruminant - Illinois / ton	$402.13	$375.53	$377.95	$385.12	$387.02	$359.75	$304.20	$348.88	$338.18	$385.00	$343.10	$354.91	$280.68	$251.58	$217.27	$249.29	$334.55
Poultry By-Product Meal - Feed Grade - Mid South/ton	$466.00	$460.26	$468.18	$465.00	$487.14	$427.25	$370.91	$426.94	$376.70	$399.64	$402.50	$391.55	$376.93	$334.74	$293.41	$334.67	$404.54
Poultry By-Product Meal - Pet Food - Mid South/ton	$712.50	$629.61	$625.00	$655.12	$607.74	$520.00	$446.59	$521.50	$478.18	$568.21	$557.14	$532.45	$477.27	$463.95	$467.61	$469.49	$544.64
Feathermeal - Mid South / ton	$538.63	$460.39	$565.00	$523.77	$579.17	$491.75	$430.57	$499.13	$467.95	$555.00	$476.67	$499.12	$404.20	$369.47	$329.43	$367.06	$472.27

2015 Average Wall Street Journal Prices (USD)

2015 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.65	$3.68	$3.66	$3.66	$3.55	$3.48	$3.49	$3.51	$3.81	$3.49	$3.56	$3.62	$3.65	$3.60	$3.68	$3.64	$3.61

2015 Average Thomson Reuters Prices (USD)

European Benchmark Pricing 2015	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$619	$698	$652	$656	$645	$653	$651	$650	$603	$505	$565	$558	$565	$555	$569	$563	$607
Soy meal - CIF Rotterdam / metric ton	$456	$442	$410	$436	$403	$392	$393	$396	$394	$381	$365	$380	$367	$353	$336	$352	$391

DARLING INGREDIENTS

Locations by Continent and Process European categories for rendering of animal by-products: • C3 – food-grade material, for food and feed products • C2 – unfit for food or animal feed, can be used as fertilizer • C1 – must be destroyed; used to generate green energy * Note: List excludes administrative and dedicated sales offices. *Includes transfer stations and blending Process USA Canada Europe China S. America Australia Total: Rendering - (C3 By-products & UCO) 92 5 18 115 Bakery 10 10 Used Cooking Oil processing only 8 1 9 Disposal Rendering - (C1 & C2) 6 6 Food Grade Fat Processing 5 5 Blood Processing 1 4 5 1 11 Bone Processing 2 2 Bio Diesel 1 1 2 Renewable Diesel 1 1 Gelatin 2 4 4 3 13 Casings 4 1 5 Environmental Services 4 1 5 Fertilizer 1 1 Pet Food 3 1 4 Hides 3 3 6 126 6 49 10 3 1 195 Under Construction: Rendering 2

Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance and is not intended to be a presentation in accordance with GAAP. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. However, Adjusted EBITDA is not a recognized measurement under GAAP, should not be considered as an alternative to net income as a measure of operating results or to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at April 2, 2016. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs and non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Non-U.S. GAAP Measures